Exhibit (e)(2)(ix)

FORM OF AMENDMENT NO. XX

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – EQUITABLE DISTRIBUTORS, LLC – CLASS K SHARES

FORM OF AMENDMENT NO. XX dated as of    , 2023 (“Amendment No. XX”) to the Distribution Agreement dated as of July 16, 2020 (the “Agreement”), between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and Equitable Distributors, LLC (the “Distributor”), relating to Class K shares.

The Trust and the Distributor agree to modify and amend the Agreement as follows:

1.	New Portfolios. Effective November , 2023, the following Portfolios are hereby added to the Agreement on the terms and conditions contained in the Agreement:

☐	EQ/Aggressive Allocation Portfolio
☐	EQ/Conservative Allocation Portfolio
☐	EQ/Conservative-Plus Allocation Portfolio
☐	EQ/Core Plus Bond Portfolio
☐	EQ/Moderate Allocation Portfolio
☐	EQ/Moderate-Plus Allocation Portfolio
☐	Target 2015 Allocation Portfolio
☐	Target 2025 Allocation Portfolio
☐	Target 2035 Allocation Portfolio
☐	Target 2045 Allocation Portfolio
☐	Target 2055 Allocation Portfolio

(“New Portfolios”)

2.	Duration of Agreement for the New Portfolios.

a.	With respect to the New Portfolios, the Agreement will continue in effect for two years after the date set forth in section 1 above and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to the New Portfolios, the Agreement shall continue in effect annually after the date specified in subsection (a) above only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or Equitable Distributors and who have no direct or indirect financial interest in the distribution plan pursuant to which this Agreement has been authorized (or any agreement thereunder) (the “Independent Trustees”) by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees, or (b) the Board of Trustees of the Trust. This Distribution Agreement may be terminated at any time, without penalty, by a majority of the Independent Trustees or by persons having voting rights in respect of the Trust by the vote stated in Section 11 of the Agreement.

3.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class K shares, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. XX as of the date first set forth above.

EQ ADVISORS TRUST		EQUITABLE DISTRIBUTORS, LLC

By:		By:
Name:	Kenneth Kozlowski	Name:	Nicholas Lane
Title:	Senior Vice President and Chief Investment Officer	Title:	Chairman of the Board, President and Chief Executive Officer

SCHEDULE A

FORM OF AMENDMENT NO. XX

DISTRIBUTION AGREEMENT

CLASS K SHARES

1290 VT Convertible Securities Portfolio
1290 VT DoubleLine Opportunistic Bond Portfolio
1290 VT Equity Income Portfolio
1290 VT GAMCO Mergers & Acquisitions Portfolio
1290 VT GAMCO Small Company Value Portfolio
1290 VT High Yield Bond Portfolio
1290 VT Micro Cap Portfolio
1290 VT Moderate Growth Allocation Portfolio
1290 VT Multi-Alternative Strategies Portfolio
1290 VT Natural Resources Portfolio
1290 VT Real Estate Portfolio
1290 VT Small Cap Value Portfolio
1290 VT SmartBeta Equity ESG Portfolio
1290 VT Socially Responsible Portfolio
EQ/2000 Managed Volatility Portfolio
EQ/400 Managed Volatility Portfolio
EQ/500 Managed Volatility Portfolio
EQ/AB Dynamic Aggressive Growth Portfolio
EQ/AB Dynamic Growth Portfolio
EQ/AB Dynamic Moderate Growth Portfolio
EQ/AB Short Duration Government Bond Portfolio
EQ/AB Small Cap Growth Portfolio
EQ/AB Sustainable U.S. Thematic Portfolio
EQ/Aggressive Growth Strategy Portfolio
EQ/All Asset Growth Allocation Portfolio
EQ/American Century Mid Cap Value Portfolio
EQ/American Century Moderate Growth Allocation Portfolio
EQ/Balanced Strategy Portfolio
EQ/Capital Group Research Portfolio
EQ/ClearBridge Large Cap Growth ESG Portfolio
EQ/ClearBridge Select Equity Managed Volatility Portfolio
EQ/Common Stock Index Portfolio
EQ/Conservative Growth Strategy Portfolio
EQ/Conservative Strategy Portfolio
EQ/Core Bond Index Portfolio
EQ/Emerging Markets Equity PLUS Portfolio
EQ/Equity 500 Index Portfolio
EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/Franklin Moderate Allocation Portfolio
EQ/Franklin Rising Dividends Portfolio
EQ/Franklin Small Cap Value Managed Volatility Portfolio
EQ/Global Equity Managed Volatility Portfolio
EQ/Goldman Sachs Growth Allocation Portfolio
EQ/Goldman Sachs Mid Cap Value Portfolio
EQ/Goldman Sachs Moderate Allocation Portfolio
EQ/Growth Strategy Portfolio
EQ/Intermediate Corporate Bond Portfolio
EQ/Intermediate Government Bond Portfolio
EQ/International Core Managed Volatility Portfolio
EQ/International Equity Index Portfolio
EQ/International Managed Volatility Portfolio
EQ/International Value Managed Volatility Portfolio
EQ/Invesco Comstock Portfolio
EQ/Invesco Global Portfolio
EQ/Invesco Global Real Assets Portfolio
EQ/Invesco Moderate Allocation Portfolio
EQ/Invesco Moderate Growth Allocation Portfolio
EQ/Janus Enterprise Portfolio
EQ/JPMorgan Growth Allocation Portfolio
EQ/JPMorgan Growth Stock Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Large Cap Core Managed Volatility Portfolio
EQ/Large Cap Growth Index Portfolio
EQ/Large Cap Growth Managed Volatility Portfolio
EQ/Large Cap Value Index Portfolio
EQ/Large Cap Value Managed Volatility Portfolio
EQ/Lazard Emerging Markets Equity Portfolio
EQ/Long-Term Bond Portfolio
EQ/Loomis Sayles Growth Portfolio
EQ/MFS International Growth Portfolio
EQ/MFS International Intrinsic Value Portfolio
EQ/MFS Mid Cap Focused Growth Portfolio
EQ/MFS Technology Portfolio
EQ/MFS Utilities Series Portfolio
EQ/Mid Cap Index Portfolio
EQ/Mid Cap Value Managed Volatility Portfolio
EQ/Moderate Growth Strategy Portfolio
EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio
EQ/PIMCO Global Real Return Portfolio
EQ/PIMCO Real Return Portfolio
EQ/PIMCO Total Return ESG Portfolio
EQ/PIMCO Ultra Short Bond Portfolio
EQ/Quality Bond PLUS Portfolio
EQ/Small Company Index Portfolio
EQ/T. Rowe Price Health Sciences Portfolio
EQ/Ultra Conservative Strategy Portfolio

EQ/Aggressive Allocation Portfolio

EQ/Conservative Allocation Portfolio

EQ/Conservative-Plus Allocation Portfolio

EQ/Core Plus Bond Portfolio

EQ/Moderate Allocation Portfolio

EQ/Moderate-Plus Allocation Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio

EQ/Value Equity Portfolio
EQ/Wellington Energy Portfolio
Equitable Conservative Growth MF/ETF Portfolio
Equitable Growth MF/ETF Portfolio
Equitable Moderate Growth MF/ETF Portfolio
Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Technology Portfolio